Sixth Amendment 71605-06110                                 -2-
March 19, 2002 4:47 PM

Burns/Amendment/Sixth Amendment
March 19, 2002 4:47 PM

                               SIXTH AMENDMENT TO
                           THE PHOENIX COMPANIES, INC.
              NON-QUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     BY THIS AGREEMENT, The Phoenix Companies,  Inc. Non-qualified  Supplemental
Executive  Retirement  Plan (the  "Plan"),  as amended  and  restated  effective
January 1, 1989, is amended by this Sixth Amendment, effective December 1, 2001.

     1.  Section  4.6 of the Plan is hereby  amended in its  entirety to read as follows:

     "(a) The payment of benefits to which a Participant or Beneficiary shall be entitled under this  Supplemental  Plan shall be made in the same form and manner and at the same time as is  applicable or elected under the
          Employee Pension Plan.

     (b)  In addition to the benefit forms available under the Employee  Pension
          Plan, a Participant or Beneficiary may elect to receive payment of his benefits  in a single lump sum,  the  present  value of which shall be determined based upon the factors for Actuarial  Equivalence set forth in the Employee Pension Plan, provided,  however, that with respect to a Participant, such election shall become effective only if all of the following  conditions are satisfied:  (i) such Participant  remains in the  employment  of the  Employer  for the full twelve  (12)  calendar months immediately  following the date of such election (the "Election
          Date"),  except in the case of the death of such  Participant  or such
          Participant's  becoming  Disabled (in which case Section  4.6(c) shall apply),  and (ii) such  Participant  complies with the  administrative procedures set forth by the  Administrator  with respect to the making of such lump sum election.  It is hereby provided,  however,  that the
          Administrator,  in its sole discretion,  may elect to waive the twelve month period set forth above.

     (c)  In the event a Participant  who has made a lump sum election  pursuant to Section  4.6(b)  dies or becomes  Disabled  while  employed  by the
          Employer during the 12-month period immediately following the Election
          Date, the 12-month condition shall be deemed satisfied with respect to such Participant."

     (d)  It is hereby provided that, if the  Participant  elects to participate in the  Phoenix  OPT Plan (a separate  non-qualified  retirement  plan maintained by The Phoenix Companies,  Inc.), the Employer's obligation for payment of benefits under this Plan shall be irrevocably cancelled and the Participant  shall have no rights or claims for benefits under this Plan.

     IN WITNESS WHEREOF, this Sixth Amendment has been executed this ____ day of
December, 2001.

                                                 Phoenix Life Insurance Company
                                                 Benefit Plans Committee

Witness                                              By